Nature's Sunshine Reports Third Quarter 2026 Results

LEHI, Utah – November 4, 2026 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine"), a global leader in manufacturing and marketing high-quality herbal and nutritional supplements, reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Summary vs. Same Year-Ago Quarter

•Net sales were down 9% to $116.6 million compared to $128.3 million (down 7% in constant currency).
•Gross profit margin decreased 42 basis points to 72.9% compared to 73.3%.
•GAAP net income attributable to common shareholders was $1.9 million, or $0.11 per diluted common share, compared to $5.3 million, or $0.30 per diluted common share.
•Adjusted EBITDA was $11.1 million compared to $15.2 million.

Management Commentary

"Our third-quarter results were disappointing and fell short of our expectations,” said Ken Romanzi, CEO of Nature’s Sunshine. “We faced several challenges in our business, particularly in China and in our Digital business. In China, operational disruptions have had a more significant impact on our consultant leadership base than we initially anticipated which we have already begun rebuilding. Further, following several quarters of exceptional growth in our Digital business, we are continuing to invest in this critical part of our portfolio to position it for the next phase of growth.

"While our third quarter performance was far from our expectations, our confidence in the long-term potential of Nature's Sunshine remains strong."

Third Quarter 2026 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended September 30,	2026	2025	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$55,056	$64,725	(14.9)%	$(2,437)	(11.2)%
Europe	22,076	22,107	(0.1)	(227)	0.9
North America	34,009	36,224	(6.1)	(42)	(6.0)
Latin America and Other	5,462	5,283	3.4	182	(0.1)
	$116,603	$128,339	(9.1)%	$(2,524)	(7.2)%

Net sales in the third quarter of 2026 decreased 9% to $116.6 million compared to $128.3 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the third quarter of 2026 decreased 7% compared to the year-ago quarter.

Gross profit margin in the third quarter of 2026 decreased to 72.9% compared to 73.3% in the year-ago quarter. The decrease is primarily due to unfavorable foreign exchange.

Volume incentives as a percentage of net sales were 32.0% compared to 30.7% in the year-ago quarter. The increase was primarily due to timing of promotional incentives and market mix.

Selling, general and administrative expenses ("SG&A") in the third quarter of 2026 were $42.3 million compared to $45.7 million in the year‐ago quarter. The decrease was primarily related to a reduction in variable selling expenses and cost management. As a percentage of net sales, SG&A expenses were 36.3% for the third quarter of 2026 compared to 35.6% in the year-ago quarter.

Operating income in the third quarter of 2026 decreased to $5.3 million, or 4.5% of net sales, compared to $9.0 million, or 7.0% of net sales, in the year-ago quarter.

Other income (expense), net, in the third quarter of 2026 was $0.1 million compared to $0.7 million in the year-ago quarter. The provision for income taxes was $3.5 million in the third quarter of 2026 compared to $4.1 million for the year-ago quarter.

GAAP net income attributable to common shareholders decreased to $1.9 million, or $0.11 per diluted common share, compared to $5.3 million, or $0.30 per diluted common share, in the year-ago quarter. As a result of the December 2025 purchase of noncontrolling interests, there was no net income attributable to NSP China for the third quarter of 2026, compared to $1.0 million, or $0.06 per diluted common share, in the year-ago quarter.

Adjusted EBITDA in the third quarter of 2026 decreased to $11.1 million compared to $15.2 million in the year-ago quarter. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (expense) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $9.7 million for the nine months ended September 30, 2026, compared to $25.4 million in the prior year period. Capital expenditures during the nine months ended September 30, 2026, totaled $6.8 million compared to $4.1 million in the comparable period of 2025. During the nine months ended September 30, 2026, the Company repurchased 345,000 shares at a total cost of $6.1 million or $17.66 per share. As of September 30, 2026, the Company had cash and cash equivalents of $89.4 million and zero debt.

Outlook

Reflecting the impact of a stronger U.S. dollar and recent challenges in the China market, Nature's Sunshine now expects full year 2026 net sales to range between $460 and $470 million ($490 and $500 million prior). Adjusted EBITDA is now expected to range between $44 and $48 million ($48 and $52 million prior).

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter of 2026 results.

Date: Wednesday, November 4, 2026
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 30563

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Wednesday, November 18, 2026.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1130563

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•failure to comply with laws and regulations relating to trade restrictions and export controls;
•laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•corrective or remedial actions involving independent sales representatives that may disrupt their sales organizations or adversely affect our sales and results of operations;
•current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•failure of the Company’s independent consultants to comply with advertising laws;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•potential for liability relating to the Company’s full ownership of its China business;
•the effect of fluctuating foreign exchange rates;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;

•changes to the Company’s independent consultant compensation plans;
•geopolitical issues, conflicts or other global events;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s consumers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast consumer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and consumers;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We believe that these non-GAAP measures provide investors with greater transparency to evaluate operational activities and financial results and facilitate consistent comparisons to the historical operating performance of prior periods. We utilize these non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our operating performance and ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income, the most comparable GAAP measure, to adjusted EBITDA. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period's net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2026, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including stock based compensation and other potential adjustments. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$116,603	$128,339	$356,480	$356,337
Cost of sales	31,641	34,290	95,367	98,392
Gross profit	84,962	94,049	261,113	257,945

Operating expenses:
Volume incentives	37,365	39,348	110,075	108,552
Selling, general and administrative	42,315	45,726	130,730	129,972
Operating income	5,282	8,975	20,308	19,421
Other income (expense):
Interest and other income, net	101	51	336	524
Interest expense	(30)	(26)	(118)	(71)
Foreign exchange gains (losses), net	15	672	(1,637)	4,451
	86	697	(1,419)	4,904
Income before provision for income taxes	5,368	9,672	18,889	24,325
Provision for income taxes	3,478	4,137	8,343	8,387
Net income	1,890	5,535	10,546	15,938
Net income attributable to noncontrolling interests	—	201	—	524
Net income attributable to common shareholders	$1,890	$5,334	$10,546	$15,414

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.11	$0.30	$0.60	$0.85

Diluted earnings per share attributable to common shareholders	$0.11	$0.30	$0.59	$0.83

Weighted average basic common shares outstanding	17,519	17,638	17,553	18,174
Weighted average diluted common shares outstanding	17,870	18,034	17,906	18,563

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$89,377	$93,891
Accounts receivable, net of allowance for doubtful accounts of $60 and $69, respectively	18,325	8,602
Inventories	71,289	68,312
Prepaid expenses and other	9,394	8,040
Total current assets	188,385	178,845

Property, plant and equipment, net	29,701	32,915
Operating lease right-of-use assets	19,023	17,600
Restricted investment securities - trading	1,225	1,132
Deferred income tax assets	19,328	20,068
Other assets	10,570	10,586
Total assets	$268,232	$261,146

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,151	$8,021
Accrued volume incentives and service fees	25,758	22,624
Accrued liabilities	27,523	34,080
Deferred revenue	5,910	5,840
Income taxes payable	1,577	4,703
Current portion of operating lease liabilities	4,569	3,270
Total current liabilities	73,488	78,538

Liability related to unrecognized tax benefits	1,748	428
Long-term portion of operating lease liabilities	16,459	15,630
Deferred compensation payable	1,225	1,132
Deferred income tax liabilities	1,069	954
Other liabilities	2,561	2,911
Total liabilities	96,550	99,593

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 17,386 and 17,508 shares issued and outstanding, respectively	99,179	102,192
Retained earnings	87,474	76,928
Accumulated other comprehensive loss	(14,971)	(17,567)
Total shareholders’ equity	171,682	161,553
Total liabilities and shareholders’ equity	$268,232	$261,146

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Nine Months Ended September 30,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,546	$15,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,735	10,538
Non-cash lease expense	3,123	3,792
Share-based compensation expense	5,585	4,223
Deferred income taxes	1,012	(2,104)
Purchase of trading investment securities	(220)	(94)
Proceeds from sale of trading investment securities	287	14
Realized and unrealized gains on investments	(161)	(112)
Foreign exchange (gains) losses	1,637	(4,451)
Changes in assets and liabilities:
Accounts receivable	(9,507)	(5,254)
Inventories	(2,900)	(6,428)
Prepaid expenses and other current assets	(1,334)	(1,323)
Other assets	398	(465)
Accounts payable	525	(2,401)
Accrued volume incentives and service fees	2,751	4,165
Accrued liabilities	(7,219)	5,412
Deferred revenue	(226)	4,615
Lease liabilities	(2,421)	(3,883)
Income taxes payable	(3,286)	2,814
Liability related to unrecognized tax benefits	1,320	235
Deferred compensation payable	94	192
Net cash provided by operating activities	9,739	25,423
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(6,793)	(4,143)
Net cash used in investing activities	(6,793)	(4,143)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	30,935	1,823
Principal payments of revolving credit facility	(30,935)	(1,823)
Payments related to tax withholding for net-share settled equity awards	(2,502)	(872)
Repurchase of common stock	(6,096)	(14,376)
Net cash used in financing activities	(8,598)	(15,248)
Effect of exchange rates on cash and cash equivalents	1,138	4,822
Net increase (decrease) in cash and cash equivalents	(4,514)	10,854
Cash and cash equivalents at the beginning of the period	93,891	84,700
Cash and cash equivalents at the end of the period	$89,377	$95,554
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$9,457	$7,699
Cash paid for interest	118	71

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$1,890	$5,535	$10,546	$15,938
Adjustments:
Depreciation and amortization	3,211	3,539	9,735	10,538
Share-based compensation expense	1,955	1,285	5,585	4,223
Other (income) expense, net*	(86)	(697)	1,419	(4,904)
Provision for income taxes	3,478	4,137	8,343	8,387
Other adjustments (1)	689	1,386	1,419	3,239
Adjusted EBITDA	$11,137	$15,185	$37,047	$37,421

(1) Other adjustments
Other non-recurring expenses	$689	$1,386	$1,419	$3,239
Total adjustments	$689	$1,386	$1,419	$3,239

* Other (income) expense, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$1,890	$5,535	$10,546	$15,938
Adjustments:
Other non-recurring expenses	689	1,386	1,419	3,239
Tax impact of adjustments	(172)	(347)	(355)	(810)
Total adjustments	517	1,039	1,064	2,429
Non-GAAP net income	$2,407	$6,574	$11,610	$18,367

Reported income attributable to common shareholders	$1,890	$5,334	$10,546	$15,414
Total adjustments	517	1,039	1,064	2,429
Non-GAAP net income attributable to common shareholders	$2,407	$6,373	$11,610	$17,843

Basic income per share, as reported	$0.11	$0.30	$0.60	$0.85
Total adjustments, net of tax	0.03	0.06	0.06	0.13
Basic income per share, as adjusted	$0.14	$0.36	$0.66	$0.98

Diluted income per share, as reported	$0.11	$0.30	$0.59	$0.83
Total adjustments, net of tax	0.03	0.06	0.06	0.13
Diluted income per share, as adjusted	$0.14	$0.36	$0.65	$0.96